UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

ACTAVIS plc

(Exact name of registrant as specified in its charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of the Collaboration Agreement

On October 28, 2013, Warner Chilcott Company, LLC (“WCCL”), an indirect wholly-owned subsidiary of Actavis plc (the “Company”), and Sanofi-Aventis U.S. LLC (“Sanofi”) entered into an amendment (the “Amendment”) to the global collaboration agreement (as amended, the “Collaboration Agreement”) to which WCCL and Sanofi are parties. Under the Collaboration Agreement, about which you may find additional information in Warner Chilcott plc’s Annual Report on Form 10-K for the year ended December 31, 2012, WCCL and Sanofi co-develop and market ACTONEL® and ATELVIA® (risedronate sodium) on a global basis, excluding Japan.

Pursuant to the Amendment, the parties amended the Collaboration Agreement with respect to ACTONEL® and ATELVIA® in the United States and Puerto Rico (the “Exclusive Territory”) to provide that, in exchange for the payment of a lump sum of $125,000,000 by WCCL to Sanofi no later than December 2, 2013, WCCL’s obligations with respect to the global reimbursement payment as it relates to the Exclusive Territory for the year ended December 31, 2014 shall be satisfied in full. The Amendment does not apply to or affect the parties’ respective rights and obligations under the Collaboration Agreement with respect to (i) the remainder of 2013 or (ii) territories outside the Exclusive Territory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2013

ACTAVIS plc

By:	/s/ David A. Buchen
Name: David A. Buchen
Title: Chief Legal Officer – Global and Secretary